UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

September 26, 2023

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

Supplemental Disclosure to the Proxy Statement dated September 8, 2023

Explanatory Note

Information contained in this proxy filing constitutes definitive additional proxy materials (these “Definitive Additional Materials”). These Definitive Additional Materials are being filed with the U.S. Securities and Exchange Commission by Applied Industrial Technologies, Inc. (“Applied”) to supplement the information contained in Applied’s annual report on Form 10-K filed August 11, 2023 (the “Annual Report”) and its definitive proxy statement filed September 8, 2023 (the “Proxy Statement”). These Definitive Additional Materials supplement the disclosures made in the Annual Report and the Proxy Statement and should be read alongside those filings. To the extent information herein differs from or updates information contained in the Annual Report or the Proxy Statement, the information contained herein is more current. These Definitive Additional Materials do not change the proposals to be acted on at Applied’s 2023 Annual Meeting of Shareholders (the “Annual Meeting of Shareholders”) or the recommendation of the Board with respect to any proposals. Except as specifically supplemented by the information contained herein, all information set forth in the Annual Report and the Proxy Statement continues to apply and should be considered in voting your shares.

Any defined terms used but not defined herein shall have the meanings set forth in the Annual Report and the Proxy Statement.

As of September 1, 2023,

•	The number of shares of Applied common stock outstanding was 38,752,160.

•

1,513,288 shares remain available for future awards under Applied’s 2019 Long-Term Performance Plan (the “2019 Plan”). These shares will no longer be available for grant upon shareholder approval of Applied’s 2023 Long-Term Performance Plan (the “2023 Plan”).

•	The total number of shares subject to outstanding full-value awards was 138,551 shares (130,032 RSUs and 8,519 restricted stock).

•

The total number of shares subject to outstanding stock appreciation awards (i.e., options and SARs) was 824,931, with a weighted average exercise price $79.31 per share and weighted average remaining term of 6.421 years.

•	The total number of shares subject to outstanding performance-contingent awards that was earned (or banked) was 58,468 shares and that was unearned (or unbanked) was 107,786 shares.

Applied has not granted any additional share awards since September 1, 2023 and will not grant any further share awards under the 2019 Plan unless the 2023 Plan is not approved at the Annual Meeting of Shareholders.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on October 24, 2023:

This Current Report, the Proxy Statement, and the Annual Report are available at:

WWW.APPLIED.COM/ACCESS-PROXY